Exhibit 99.1

Escalade Reports Third Quarter and Year to Date 2022 Results

EVANSVILLE, IN, October 27, 2022 – Escalade, Inc. (NASDAQ: ESCA, or the “Company”), a leading manufacturer and distributor of sporting goods and indoor/outdoor recreational equipment, today announced third quarter and year to date results for 2022.

THIRD QUARTER 2022

(As compared to the third quarter 2021)

●	Net Sales decreased 7.9% to $74.9 million
●	Organic sales, excluding acquisition contributions, declined 17.9%
●	Gross margin declined 432 basis points, to 18.2%
●	Operating income decreased 45.0% to $4.2 million
●	Net income of $3.0 million, or $0.22 per diluted share vs. $6.0 million, or $0.43 per share for Q3 2021
●	EBITDA decreased 35.3% to $5.8 million
●	Announced $0.15 per share cash dividend to shareholders of record on December 5, 2022

NINE MONTHS ENDED OCTOBER 1, 2022

(As compared to the first nine months of 2021)

●	Net Sales increased 0.6% to $241.6 million
●	Organic sales, excluding acquisition contributions, declined 8.4%
●	Gross margin declined 153 basis points, to 23.8%
●	Operating income decreased 15.9% to $21.4 million
●	Net income of $15.3 million, or $1.12 per diluted share vs. $19.5 million, or $1.40 per diluted share for 2021
●	EBITDA decreased 9.7% to $26.7 million

For the three months ended October 1, 2022, Escalade reported net income of $3.0 million, or $0.22 per diluted share, including $0.06 per diluted share of non-recurring expense.

Sales declined due to softening consumer demand and excess inventories in the retail channel. During the third quarter, increases in billiards and pickleball sales, together with contribution from the Brunswick Billiards® acquisition completed January 21, 2022 were more than offset by lower sales in outdoor categories including archery, games, water sports, and playground.

The Company reported gross margin of 18.2%, a decline of 432 basis points compared with the prior-year period, due to lower sales, unfavorable product mix, global supply chain constraints, and nonrecurring product recall expenses.

Selling, general, and administrative expense as percentage of net sales decreased to 11.7% in the third quarter 2022, versus 12.5% in the prior-year period, due to the Company’s expense mitigation efforts.

Earnings before interest, taxes, depreciation, and amortization (“EBITDA”) declined 35.3% to $5.8 million in the third quarter 2022, versus $9.0 million in the prior-year period. For the nine months year-to-date EBITDA decreased 9.7% to $26.7 million vs $29.5 million in 2021.

As of October 1, 2022, the Company had total cash and equivalents of $4.0 million, together with $10.0 million of availability on its senior secured revolving credit facility maturing in 2027. At the end of the third quarter 2022, net debt (total debt less cash) was 3.0x trailing twelve-month EBITDA.

Escalade announced a quarterly dividend of $0.15 per share to be paid to all shareholders of record on December 5, 2022 and disbursed on December 12, 2022.

Effective January 1, 2023, Escalade will transition to a conventional twelve-month reporting calendar. The fourth quarter 2022 will end on December 31, 2022, then the Company will transition to its new financial reporting calendar for 2023.

MANAGEMENT COMMENTARY

“Broad-based inflationary pressures and a rising interest rate environment adversely impacted consumer discretionary spending behaviors during the third quarter, resulting in a year-over-year decline in sales and profitability during the period,” stated Walter P. Glazer, Jr., President and CEO of Escalade. “During a transitional period for the consumer, we believe the strength of our brands, diverse sourcing capabilities, onshore manufacturing presence and disciplined expense management will position us to successfully navigate a challenging near-term macroeconomic backdrop.”

“Third quarter sales declined year-over-year due to softness in most outdoor categories, including archery, partially offset by continued strength in pickleball and billiards,” continued Glazer. “Elevated freight and logistics expenses more than offset some lower material costs in the third quarter, contributing to a year-over-year decline in gross profit in the period. While ocean freight rates and turnaround have begun to improve, inland freight has become challenging due to domestic labor and equipment shortages.”

“In recent months, several large retail customers have slowed their pace of purchasing to reduce their overall inventories, contributing to the elevated inventory levels we are holding,” continued Glazer. “During the next six months, we expect that a combination of seasonal demand, together with increased promotional activity, will contribute to a decline in inventories throughout the entire system. We believe this inventory decline will reduce our carrying costs and improve asset utilization to more acceptable levels.”

"While we are not satisfied with the 2022 year to date results, we are taking steps to right size our cost structure and asset base to weather the economic headwinds and position our Company for continued growth in the years ahead,” continued Glazer.

“Subsequent to the quarter end, we exercised a $15 million accordion provision under our senior revolving credit facility,” continued Glazer. “Including this additional availability, we now have nearly $30 million of liquidity to support the ongoing growth of our business. As our inventory levels normalize over the coming months, we anticipate free cash conversion will also improve, further bolstering our liquidity.”

“Our capital allocation priorities remain unchanged,” continued Glazer. “We remain committed to a reduction in net leverage to a range of 1.5x-2.0x trailing-twelve-month EBITDA, while maintaining a consistent quarterly cash dividend. As before, we will continue to selectively invest internally in higher-growth categories that cater to a durable base of loyal customers who value our portfolio of premium indoor/outdoor brands. Looking forward, we also believe an economic downturn may create additional market share opportunities for the Company.”

CONFERENCE CALL

A conference call will be held Thursday, October 27, 2022, at 11:00 a.m. ET to review the Company’s financial results, discuss recent events and conduct a question-and-answer session.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of Escalade’s website at www.escaladeinc.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

To participate in the live teleconference:

Domestic Live:	877-407-0792
International Live:	201-689-8263

To listen to a replay of the teleconference, which subsequently will be available through November 10, 2022:

Domestic Replay:	844-512-2921
International Replay:	412-317-6671
Conference ID:	13733441

USE OF NON-GAAP FINANCIAL MEASURES

In addition to disclosing financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”), this release contains the non-GAAP financial measure known as “EBITDA.” A reconciliation of this non-GAAP financial measure is contained at the end of this press release. EBITDA is a non-GAAP financial measure that Escalade uses to facilitate comparisons of operating performance across periods. Escalade believes the disclosure of EBITDA provides useful information to investors regarding its financial condition and results of operations. Non-GAAP measures should be viewed as a supplement to and not a substitute for the Company’s U.S. GAAP measures of performance and the financial results calculated in accordance with U.S. GAAP and reconciliations from these results should be carefully evaluated. Non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or in lieu of an analysis of the Company’s results as reported under U.S. GAAP and should be evaluated only on a supplementary basis.

ABOUT ESCALADE, INC

Founded in 1922, and headquartered in Evansville, Indiana, Escalade designs, manufactures, and sells sporting goods, fitness, and indoor/outdoor recreation equipment.  Our mission is to connect family and friends creating lasting memories. Leaders in our respective categories, Escalade’s brands include Brunswick Billiards®; STIGA® table tennis; Accudart®; RAVE Sports® water recreation; Victory Tailgate® custom games; Onix® pickleball; Goalrilla™ basketball; Lifeline® fitness; Woodplay® playsets; and Bear® Archery. Escalade’s products are available online and at leading retailers nationwide. For more information about Escalade’s many brands, history, financials, and governance please visit www.escaladeinc.com.

INVESTOR RELATIONS CONTACT

Patrick Griffin

Vice President - Corporate Development & Investor Relations

812-467-1358

FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements relating to present or future trends or factors that are subject to risks and uncertainties. These risks include, but are not limited to: specific and overall impacts of the COVID-19 global pandemic on Escalade’s financial condition and results of operations; the impact of competitive products and pricing; product demand and market acceptance; new product development; Escalade’s ability to achieve its business objectives, especially with respect to its Sporting Goods business on which it has chosen to focus; Escalade’s ability to successfully achieve the anticipated results of strategic transactions, including the integration of the operations of acquired assets and businesses and of divestitures or discontinuances of certain operations, assets, brands, and products; the continuation and development of key customer, supplier, licensing and other business relationships; Escalade’s ability to develop and implement our own direct to consumer e-commerce distribution channel; Escalade’s ability to successfully negotiate the shifting retail environment and changes in consumer buying habits; the financial health of our customers; disruptions or delays in our business operations, including without limitation disruptions or delays in our supply chain, arising from political unrest, war, labor strikes, natural disasters, public health crises such as the coronavirus pandemic, and other events and circumstances beyond our control; Escalade’s ability to control costs; Escalade’s ability to successfully implement actions to lessen the potential impacts of tariffs and other trade restrictions applicable to our products and raw materials, including impacts on the costs of producing our goods, importing products and materials into our markets for sale, and on the pricing of our products; general economic conditions; fluctuation in operating results; changes in foreign currency exchange rates; changes in the securities markets; continued listing of the Company’s common stock on the NASDAQ Global Market; the Company’s inclusion or exclusion from certain market indices; Escalade’s ability to obtain financing and to maintain compliance with the terms of such financing; the availability, integration and effective operation of information systems and other technology, and the potential interruption of such systems or technology; the potential impact of actual or perceived defects in, or safety of, our products, including any impact of product recalls or legal or regulatory claims, proceedings or investigations involving our products; risks related to data security of privacy breaches; and other risks detailed from time to time in Escalade’s filings with the Securities and Exchange Commission. Escalade’s future financial performance could differ materially from the expectations of management contained herein. Escalade undertakes no obligation to release revisions to these forward-looking statements after the date of this report.

Escalade, Incorporated and Subsidiaries

Consolidated Statements of Operations

(Unaudited, In Thousands Except Per Share Data)

	Three Months Ended		Nine Months Ended
All Amounts in Thousands Except Per Share Data	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021

Net sales	$74,904	$81,298	$241,621	$240,168

Costs and Expenses
Cost of products sold	61,273	62,992	184,147	179,355
Selling, administrative and general expenses	8,769	10,202	33,975	33,888
Amortization	642	432	2,067	1,438

Operating Income	4,220	7,672	21,432	25,487

Other Income (Expense)
Interest expense	(954)	(414)	(2,462)	(1,035)
Other income (expense)	(22)	68	50	124

Income Before Income Taxes	3,244	7,326	19,020	24,576

Provision for Income Taxes	286	1,360	3,735	5,042

Net Income	$2,958	$5,966	$15,285	$19,534

Earnings Per Share Data:
Basic earnings per share	$0.22	$0.44	$1.13	$1.41
Diluted earnings per share	$0.22	$0.43	$1.12	$1.40

Dividends declared	$0.15	$0.14	$0.45	$0.42

Consolidated Balance Sheets

(Unaudited, In Thousands)

All Amounts in Thousands Except Share Information	October 1, 2022	December 25, 2021	October 2, 2021
	(Unaudited)	(Audited)	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$4,000	$4,374	$6,492
Receivables, less allowance of $729; $457; and $636; respectively	65,258	65,991	68,849
Inventories	134,957	92,382	91,755
Prepaid expenses	4,143	7,569	6,527
Prepaid income tax	1,075	739	--
TOTAL CURRENT ASSETS	209,433	171,055	173,623

Property, plant and equipment, net	27,618	24,936	24,000
Operating lease right-of-use assets	9,074	2,210	2,500
Intangible assets, net	34,712	20,778	21,207
Goodwill	39,226	32,695	32,695
Other assets	261	124	131
TOTAL ASSETS	$320,324	$251,798	$254,156

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current portion of long-term debt	$7,143	$7,143	$7,143
Trade accounts payable	22,684	15,847	25,071
Accrued liabilities	19,060	24,385	18,100
Income tax payable	--	--	124
Current operating lease liabilities	816	818	990
TOTAL CURRENT LIABILITIES	49,703	48,193	51,428

Other Liabilities:
Long‑term debt	99,568	50,396	51,874
Deferred income tax liability	4,759	4,759	4,193
Operating lease liabilities	8,557	1,387	1,493
Other liabilities	448	448	448
TOTAL LIABILITIES	163,035	105,183	109,436

Stockholders' Equity:
Preferred stock:
Authorized 1,000,000 shares; no par value, none issued
Common stock:
Authorized 30,000,000 shares; no par value, issued and outstanding – 13,590,407; 13,493,332; and 13,557,879; shares respectively	13,590	13,493	13,558
Retained earnings	143,699	133,122	131,162
TOTAL STOCKHOLDERS' EQUITY	157,289	146,615	144,720
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$320,324	$251,798	$254,156

Reconciliation of GAAP Net Income to Non-GAAP EBITDA

(Unaudited, In Thousands)

	Three Months Ended		Nine Months Ended
All Amounts in Thousands	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021

Net Income (GAAP)	$2,958	$5,966	$15,285	$19,534

Interest expense	954	414	2,462	1,035
Income tax expense	286	1,360	3,735	5,042
Depreciation and amortization	1,604	1,226	5,207	3,935

EBITDA (Non-GAAP)	$5,802	$8,966	$26,689	$29,546